UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2015

SEMLER SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36305	26-1367393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2330 NW Everett St. Portland, Oregon		97210
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (877) 774-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02     Results of Operations and Financial Condition.

Since the end of the period covered by Semler Scientific, Inc’s last periodic report and not otherwise previously disclosed under Item 3.02 of Form 8-K or in a periodic report, it has sold the following equity securities:

On February 24, 2015 it issued and sold an aggregate of 55,000 shares of its common stock to Mr. William H.C. Chang, an accredited investor and significant stockholder of the company, pursuant to a stock purchase agreement for an aggregate purchase price of $248,600.

On March 2, 2015 it issued and sold an aggregate of 62,500 shares of its common stock to Mr. William H.C. Chang, an accredited investor and significant stockholder of the company, pursuant to a stock purchase agreement for an aggregate purchase price of $250,000.

On April 1, 2015, it issued and sold an aggregate of 143,000 shares of its common stock to an accredited investor and significant stockholder, pursuant to a stock purchase agreement for an aggregate purchase price of $500,500.

None of these transactions involved any underwriters, underwriting discounts or commissions, except as specified above, or any public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereof and/or Regulation D promulgated there under. All recipients had adequate access to information about our company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMLER SCIENTIFIC, INC.

By:	/s/ Douglas Murphy-Chutorian, M.D.
Name: Douglas Murphy Chutorian, M.D. Title: Chief Executive Officer

Date:  April 7, 2015